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By-Laws

of

POTOMAC ELECTRIC POWER COMPANY

WASHINGTON, D. C.

As amended through
January 25, 2001

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                                 POTOMAC ELECTRIC POWER COMPANY

                                                                     BY-LAWS

                                                                        ______

                                                                    ARTICLE I

            SECTION 1. The annual meeting of the stockholders of the Company shall be held on such day, at such time and place within or without the District of Columbia as the Board of Directors or
the Executive Committee shall designate for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting.

            At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the
Board, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of
Potomac Electric Power Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 85 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

            Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article I, Section 1;
provided, however, that nothing in this Article I, Section 1 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedures.

            The Chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Article I, Section
1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

            SECTION 2. Special meetings of the stockholders, when called, shall be held at such time and place within or without the District of Columbia and may be called by the Board of Directors, or the Executive Committee, or the holders of record of not less than one-fifth of all the outstanding shares entitled to vote at the meeting, or, if the meeting is for the purpose of enabling the holders of the Serial Preferred Stock of the Company to elect directors upon the conditions set forth in the
Articles of Incorporation of the Company, such meeting shall be called as therein provided.

            SECTION 3. Written notice stating the place, day and hour of each meeting of the stockholders and the purpose or purposes for which the meeting is called shall be given not less than ten days (or such longer period as may be prescribed by law) and not more than fifty days before the date of the meeting to each stockholder of record entitled to vote at the meeting, by depositing such notice in the United States mail addressed to the respective stockholders at their addresses as they appear on the records of the Company, with postage thereon prepaid.

            In connection with the first election of a portion of the members of the Board of Directors by the holders of the Serial Preferred Stock upon accrual of such right, as provided in the Articles of Incorporation of the Company, the Company shall prepare and mail to the holders of the Serial
Preferred Stock entitled to vote thereon such proxy forms, communications and documents as may be deemed appropriate for the purpose of soliciting proxies for the election of directors by the holders of the Serial Preferred Stock.

            The Secretary or an Assistant Secretary of the Company shall cause to be made, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each.
Such list, for a period of ten days prior to such meeting, shall be kept on file at the principal place of business of the Company and shall be subject to inspection for any proper purpose by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection for any proper purpose of any stockholder during the whole time of the meeting.

            SECTION 4. At each meeting of stockholders the holders of record of a majority of the outstanding shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum, except as otherwise provided by law or by the Articles of Incorporation of the
Company. The affirmative vote of the holders of a majority of the shares represented at a duly organized meeting at which a quorum was present at the time of organization, and entitled to vote on the subject matter, shall be the act of the stockholders, unless the vote of the holders of a greater number, or voting by classes, is required by law or by the Articles of Incorporation of the Company
and except that in elections of directors those receiving the greatest numbers of votes shall be deemed elected even though not receiving a majority. If a meeting cannot be organized because a quorum has not attended, the holders of a majority of the shares represented at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

            SECTION 5. Meetings of the stockholders shall be presided over by the Chairman of the
Board or, if he is not present, by the President or, if neither is present, by a Vice Chairman or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the Company or, if he is not present, an Assistant Secretary of the Company or, if neither is present, a secretary to be chosen at the meeting, shall act as Secretary of the meeting.

            SECTION 6. Each stockholder entitled to vote at any meeting may so vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact and shall be entitled to one vote on each matter submitted to a vote for each share of stock of the
Company having voting power thereon registered in his name at the date fixed for the determination of the stockholders entitled to vote at the meeting.

            SECTION 7. At all elections of directors the voting shall be by ballot. At all such elections, the Chairman of the meeting shall appoint two inspectors of election, unless such appointment shall be unanimously waived by the stockholders present in person or represented by proxy at the meeting and entitled to vote for the election of directors. No director or candidate for the office of director shall be appointed as such inspector. The inspectors, before entering upon the discharge of their duties, shall take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

            SECTION 8. In order to determine who are stockholders of the Company for any proper purpose, the Board of Directors either may close the stock transfer books or, in lieu thereof, may fix in advance a date as the record date for such determination, such date in any case to be not more than fifty days (and, in the case of a meeting of stockholders, not less than ten days or such longer period as may be required by law) prior to the date on which the particular action, requiring such determination, is to be taken. When such a record date has been so fixed for the determination of stockholders entitled to vote at a meeting, such determination shall apply to any adjournment thereof.

                                                                    ARTICLE II

                                                        BOARD OF DIRECTORS

            SECTION 1. The Board of Directors of the Company shall consist of eleven persons, each of whom shall be a stockholder of the Company. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each of Classes I and III shall have four directors. Class
II shall have three directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Except as otherwise provided in the Articles of Incorporation of the Company and in these By-Laws, the directors shall hold office until the annual meeting of the stockholders for the year in which their respective terms expire and until their respective successors shall have been elected and qualified.
No person shall be eligible for election as a director after he shall have attained his seventieth birthday, and no person shall be eligible to serve as a director beyond the next annual meeting after he shall have attained his seventieth birthday. No director who is a full time employee of the
Company shall be eligible to serve as a director beyond the next annual meeting after termination of his employment with the Company, provided, that (a) this provision shall not apply to a director who is serving or has served as Chief Executive Officer and (b) a director serving at the time of termination of employment as Vice Chairman shall be permitted to continue as director until the expiration of his three-year term. Six members of the Board shall constitute a quorum for the transaction of business, but if any meeting of the Board cannot be organized because a quorum has not attended, a majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. The acts of a majority of the directors present at a meeting at which a quorum is present shall, except as otherwise provided by law, by the Articles of Incorporation of the Company, or by
these By-Laws, be the acts of the Board of Directors.

            Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of the Company may be made at the annual meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board, or by any stockholder of the
Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article II, Section 1. Such nominations, other than those made by or at the direction of the Board or by a nominating committee or person appointed by the Board, shall be made pursuant to timely notice in writing to the Secretary of Potomac Electric Power Company. To
be timely, a stockholder's notice shall be received at the principal executive offices of the Company not less than 60 days nor more than 85 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the person and (iv)
any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934,
as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as Director of the Company. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth herein.

            The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            The Board of Directors, as soon as is reasonably practicable after the initial election of
Directors by the stockholders in each year, shall elect one of its number Chairman of the Board, who may be, but is not required to be, an officer and employee of the Company.

            SECTION 2. Any vacancy, from any cause other than an increase in the number of
Directors, occurring among the directors shall be filled without undue delay by a majority of the remaining directors who were elected, or whose predecessors in office were elected, by the same class of stockholders as that which elected the last incumbent of the vacant directorship. The term of any director elected by the remaining directors to fill a vacancy (other than one caused by an increase in the number of directors) shall expire at the next stockholders' meeting at which directors are elected.

            SECTION 3. Regular meetings of the Board of Directors shall be held at the office of the
Company in the District of Columbia (unless otherwise fixed by resolution of the Board) at such time as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held upon call of the Executive Committee, or the Chairman of the Board, or the President,
or a Vice Chairman, by oral, telegraphic or written notice, setting forth the time and place (either within or without the District of Columbia) of the meeting, duly served on or sent or mailed to each director not less than two days before the meeting. A meeting of the Board may be held without notice, immediately after, and at the same place as, the annual meeting of the stockholders. A waiver in writing of any notice, signed by a director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice to such director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in any notice, or waiver of notice, of such meeting.

            SECTION 4. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or, if he is not present, by the President or, if neither is present, by a Vice Chairman or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the
Company or, if he is not present, an Assistant Secretary of the Company or, if neither is present, a secretary to be chosen at the meeting, shall act as secretary of the meeting.

            SECTION 5. The Board of Directors may, by resolution or resolutions adopted by not less than the number of directors necessary to constitute a quorum of the Board, designate an Executive
Committee consisting of not less than three nor more than seven directors. Except as otherwise provided by law, the Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the property, business and affairs of the Company; but the Executive Committee shall not have power to fill vacancies in the Board, or to change the membership of, or to fill vacancies in, the Executive Committee, or to adopt, alter, amend, or repeal by-laws of the Company. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive
Committee may make rules for the conduct of its business and fix the time and place of its meetings, and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the acts of said Committee. All action taken by the Executive Committee shall be reported to the
Board at its regular meeting next succeeding the taking of such action.

            SECTION 6. The Board of Directors may also, by resolution or resolutions adopted by not less than the number of directors necessary to constitute a quorum of the Board, designate one or more other committees, each such committee to consist of such number of directors as the Board may from time to time determine, which, to the extent provided in said resolution or resolutions, shall have and may exercise such limited authority as the Board may authorize. Such committee or committees shall have such name or names as the Board may from time to time determine. The
Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. A majority, or such other number as the Board may designate, of the members of any such committee shall constitute a quorum. Each such committee may make rules for the conduct of its business and fix the time and place of its meetings unless the Board shall otherwise provide. All action taken by any such committee shall be reported to the Board at its regular meeting next succeeding the taking of such action, unless otherwise directed.

           SECTION 7. The Board of Directors shall fix the compensation to be paid to each director who is not a salaried employee of the Company for serving as a director and for attendance at meetings of the Board and committees thereof, and may authorize the payment to directors of expenses incurred in attending any such meeting or otherwise incurred in connection with the business of the Company. This By-Law shall not be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

            SECTION 8. At a special meeting called expressly for such purpose (i) any director elected by the holders of the Serial Preferred Stock, or elected by directors to fill a vacancy among the directors elected by the holders of such stock, may be removed, only for cause, by a vote of the holders of a majority of the shares of Serial Preferred Stock, and the resulting vacancy may be filled, for the unexpired term of the director so removed, by a vote of the holders of such Stock; and (ii)
any director elected by the holders of the Common Stock, or elected by directors to fill a vacancy among the directors elected by the holders of such stock, may be removed, only for cause, by a vote of the holders of a majority of the shares of Common Stock, and the resulting vacancy may be filled, for the unexpired term of the director so removed, by a vote of the holders of such Stock.

            SECTION 9. With respect to a Company officer, director, or employee, the Company shall indemnify, and with respect to any other individual the Company may indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (an "Action"), whether civil, criminal, administrative, arbitrative or investigative
(including an Action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the
Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action; except in relation to matters as to which he shall be finally adjudged in such Action to have knowingly violated the criminal law or be liable for willful misconduct in the performance of his duty to the
Company. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person was guilty of willful misconduct.

            Any indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. In the case of any director, such determination shall be made: (1) by the
Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Action; or (2) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate)
consisting solely of two or more directors not at the time parties to the proceeding; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed by clause
(1) or (2) of this paragraph, or if such a quorum is not obtainable and such a committee cannot be designated, by majority vote of the Board of Directors, in which selection directors who are parties may participate; or (4) by vote of the shareholders, in which vote shares owned by or voted under the control of directors, officers and employees who are at the time parties to the Action may not be voted. In the case of any officer, employee, or agent other than a director, such determination may be made (i) by the Board of Directors or a committee thereof; (ii) by the Chairman of the Board of the Company or, if the Chairman is a party to such Action, the President of the Company, or (iii)
such other officer of the Company, not a party to such Action, as such person specified in clause (i)
or (ii) of this paragraph may designate. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled hereunder to select such legal counsel.

            Expenses incurred in defending an Action for which indemnification may be available hereunder shall be paid by the Company in advance of the final disposition of such Action as authorized in the manner provided in the preceding paragraph, subject to execution by the person being indemnified of a written undertaking to repay such amount if and to the extent that it shall ultimately be determined by a court that such indemnification by the Company is not permitted under applicable law.

            It is the intention of the Company that the indemnification set forth in this Section 9 of
Article II, shall be applied to no less extent than the maximum indemnification permitted by law.
In the event that any right to indemnification or other right hereunder may be deemed to be unenforceable or invalid, in whole or in part, such unenforceability or invalidity shall not affect any other right hereunder, or any right to the extent that it is not deemed to be unenforceable. The indemnification provided herein shall be in addition to, and not exclusive of, any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of such person's heirs, executors, and administrators.

            SECTION 10. The Board of Directors may, in its discretion, at any time elect one or more persons to the position of Advisory Director, to serve as such during the pleasure of the Board, but, except for a director who has served as Chief Executive Officer, no person shall be eligible to serve as an Advisory Director beyond the next annual meeting after he shall have attained his seventy-second birthday. Advisory Directors so elected by the Board shall be entitled to attend, and take part in discussions at, meetings of the Board of Directors, but shall not be considered members of the Board for quorum or voting purposes. Advisory Directors shall receive the same compensation as members of the Board.

            SECTION 11. In any proceeding brought by a stockholder in the right of the Company or brought by or on behalf of the stockholders of the Company, no monetary damages shall be assessed against an officer or director. The liability of an officer or director shall not be limited as provided in this section if the officer or director engaged in willful misconduct or a knowing violation of the criminal law.

                                                                          ARTICLE III

                                                                             OFFICERS

            SECTION 1. The Board of Directors, as soon as reasonably practicable after the initial election of directors by stockholders in each year, may elect a Chairman of the Board as an officer of the Company, shall elect a President, may elect one or more Vice Chairmen and shall elect one or more Vice Presidents (who may be given such other descriptive titles as the Board may specify), a Secretary, a Treasurer and a Comptroller, and from time to time may elect such Assistant
Secretaries, Assistant Treasurers, Assistant Comptrollers and other officers, and appoint such other agents, as it may deem desirable. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors shall elect the Chairman of the Board or one of the above officers Chief Executive Officer of the Company.

            SECTION 2. The term of office of all officers shall be until the next succeeding annual election of officers and until their respective successors shall have been elected and qualified; but any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the members of the Board whenever in their judgment the best interests of the Company will be served thereby. Such removal shall be without prejudice to contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Unless specifically authorized by resolution of the Board of Directors, no agreement for the employment of any officer for a period longer than one year shall be made.

            SECTION 3. Subject to such limitations as the Board of Directors or the Executive
Committee may from time to time prescribe, the officers of the Company shall each have such authority and perform such duties in the management of the property, business and affairs of the
Company as by custom generally pertain to their respective offices, as well as such authority and duties as from time to time may be conferred by the Board of Directors, the Executive Committee or the Chief Executive Officer.

            SECTION 4. The salaries of all officers, employees and agents of the Company shall be determined and fixed by the Board of Directors, or pursuant to such authority as the Board may from time to time prescribe.

                                                                    ARTICLE IV

                                                      CERTIFICATES OF STOCK

            SECTION 1. The shares of the capital stock of the Company shall be represented by certificates, provided that the Board of Directors of the Company may provide by resolution that some or all of the shares of any or all of its classes or series of capital stock may be uncertificated shares. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. Shares of the capital stock of the Company that are evidenced by certificates shall be in such form as the Board of Directors may from time to time prescribe. Such certificates shall be signed by the President or a Vice President and by the Secretary
or an Assistant Secretary, shall be sealed with the seal of the Company, or a facsimile thereof, shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe.
Where such a certificate is countersigned by a transfer agent (other than the Company or an employee of the Company), or by a transfer clerk and registered by a registrar, the signatures thereon of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such officer had not ceased to hold such office at the date of its issue.

            SECTION 2. The shares of the capital stock of the Company shall be transferable on the books of the Company by the holders thereof in person or by duly authorized attorney, and, if represented by certificates, upon surrender and cancellation of the certificates evidencing such shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Company or its agents may reasonably require and, if uncertificated, upon receipt of appropriate instructions.

            SECTION 3. No certificate evidencing shares of the capital stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification of the
Company and its agents by such person or persons and in such manner, as the Board of Directors may from time to time prescribe.

                                                                   ARTICLE V

                                            CHECKS, NOTES, CONTRACTS, ETC.

            All checks and drafts on the Company's bank accounts, bills of exchange, promissory notes, acceptances, obligations, other instruments for the payment of money, and endorsements other than for deposit in a bank account of the Company shall be signed by the Treasurer or an Assistant
Treasurer and shall be countersigned by the Chief Executive Officer, the President, a Vice Chairman
or a Vice President, unless otherwise authorized by the Board of Directors; provided that checks drawn on the Company's dividend and/or special accounts may bear the manual signature, or the facsimile signature, affixed thereto by a mechanical device, of such officer or agent as the Board of
Directors shall authorize.

            All contracts, bonds and other agreements and undertakings of the Company shall be executed by the Chief Executive Officer, the President, a Vice Chairman or a Vice President and by
such other officer or officers, if any, as may be designated, from time to time, by the Board of
Directors and, in the case of any such document required to be under seal, the corporate seal shall be affixed thereto and attested by the Secretary or an Assistant Secretary.

            Whenever any instrument is required by this Article to be signed by more than one officer of the Company, no person shall so sign in more than one capacity.

                                                                   ARTICLE VI

                                                                  FISCAL YEAR

            The fiscal year of the Company shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

                                                                  ARTICLE VII

                                                                     OFFICES

            The principal office of the Company shall be situated in the District of Columbia. The registered office of the Company in Virginia shall be situated in the County of Fairfax. The
Company may have such other offices at such places, within the District of Columbia, the
Commonwealth of Virginia, or elsewhere, as shall be determined from time to time by the Board of
Directors or by the Chief Executive Officer.

                                                                 ARTICLE VIII

                                                               AMENDMENTS

            Except as otherwise provided by law, the Board of Directors may alter, amend, or repeal the
By-Laws of the Company, or adopt new By-Laws, at any meeting of the Board, by the affirmative vote of not less than the number of directors necessary to constitute a quorum of the Board.